Exhibit 99.2

HUDSON HIGHLAND GROUP, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information filed herewith as Exhibit 99.2 is incorporated herein by reference and reflects the unaudited pro forma consolidated condensed statements of operations of Hudson Highland Group, Inc. (the “Company”) for the nine months ended September 30, 2007 and the year ended December 31, 2006 and the unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2007 reflecting the sale (the “Sale”) of the Company’s Netherlands work and mobility subsidiary, Hudson Human Capital Solutions B.V., (“HHCS”). The unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the Sale as if it occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to the Sale as if it occurred on September 30, 2007. The unaudited pro forma financial information is based on the historical financial statements of the Company after giving effect to the Sale and is not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the Sale occurred as of January 1, 2006 or September 30, 2007. The unaudited pro forma consolidated condensed financial statements have been prepared based on preliminary estimates. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma financial information. The unaudited pro forma financial information should be read in conjunction with the Company’s historical financial statements included in its Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter and nine months ended September 30, 2007.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the Nine Months Ended September 30, 2007
	As Reported	Pro Forma Adjustments (A)	Pro Forma Results
Revenue	$1,007,134	$(10,765)	$996,369
Direct costs	610,003	(5,844)	604,159

Gross margin	397,131	(4,921)	392,210
Operating expenses:
Selling, general and administrative expenses	366,208	(4,432)	361,776
Compensation on JMT acquisition	3,551	—	3,551
Depreciation and amortization	11,396	(242)	11,154
Business reorganization expenses	4,638	—	4,638
Merger and integration recoveries	(795)	—	(795)

Operating income	12,133	(247)	11,886
Other income (expense):
Other, net	3,675	189	3,864
Interest, net	514	(12)	502

Income from continuing operations before provision for income taxes	16,322	(70)	16,252
Provision for income taxes	12,478	—	12,478

Income from continuing operations	$3,844	$(70)	$3,774

Basic and diluted per share:
Income from continuing operations	$0.15		$0.15

Weighted average shares outstanding:
Basic	25,205,000		25,205,000
Diluted	25,958,000		25,958,000

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the Year Ended December 31, 2006
	As Reported	Pro Forma Adjustments(A)	Pro Forma Results
Revenue	$1,373,473	$(18,674)	$1,354,799
Direct costs	878,874	(9,753)	869,121

Gross margin	494,599	(8,921)	485,678
Operating expenses:
Selling, general and administrative expenses	461,280	(7,355)	453,925
Depreciation and amortization	20,372	(438)	19,934
Business reorganization expenses	6,048	—	6,048
Merger and integration expenses	373	—	373

Operating income	6,526	(1,128)	5,398
Other income (expense):
Other, net	1,171	399	1,570
Interest, net	(1,641)	7	(1,634)

Income from continuing operations before provision for income taxes	6,056	(722)	5,334
Provision for income taxes	4,544	(95)	4,449

Income from continuing operations	$1,512	$(627)	$885

Basic and diluted per share:
Income from continuing operations	$0.06		$0.04

Weighted average shares outstanding:
Basic	24,471,000		24,471,000
Diluted	25,239,000		25,239,000

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	As of September 30, 2007
	As Reported	Pro Forma Adjustments(B)	Pro Forma Results
ASSETS
Current assets:
Cash and cash equivalents	$34,874	$(2,585)	$32,289
Accounts receivable, net	233,105	(2,879)	$230,226
Prepaid and other	17,163	(332)	16,831
Current assets of discontinued operations	4,129	—	4,129

Total current assets	289,271	(5,796)	283,475
Intangibles, net	76,521	—	76,521
Property and equipment, net	29,187	(343)	28,844
Other assets	8,147	(740)	7,407
Non-current assets of discontinued operations	8	—	8

Total assets	$403,134	$(6,879)	$396,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,116	$(1,200)	$30,916
Accrued expenses and other current liabilities	131,408	(4,822)	126,586
Short-term borrowings and current portion of long-term debt	15,494	—	15,494
Accrued business reorganization expenses	3,483	—	3,483
Accrued merger and integration expenses	440	—	440
Current liabilities of discontinued operations	539	—	539

Total current liabilities	183,480	(6,022)	177,458
Other non-current liabilities	20,205	—	20,205
Accrued business reorganization expenses, non-current	3,763	—	3,763
Accrued merger and integration expenses, non-current	398	—	398
Long-term debt, less current portion	27	—	27

Total liabilities	207,873	(6,022)	201,851

Total stockholders’ equity	195,261	(857)	194,404

	$403,134	$(6,879)	$396,255

The accompanying note is an integral part of this financial statement.

HUDSON HIGHLAND GROUP, INC.

NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Pro Forma Adjustments

The accompanying unaudited pro forma consolidated condensed financial statements give effect to the following pro forma adjustments necessary to reflect the disposition and discontinuation of operations of the work and mobility business as outlined in the proceeding introduction as if the disposition occurred on January 1, 2006 in the unaudited pro forma consolidated condensed statements of operations and on September 30, 2007 in the unaudited pro forma consolidated condensed balance sheet.

(A)	Reduction of revenue and expenses are the result of the disposition of HHCS. These amounts do not consider an allocation of corporate overhead to HHCS and therefore, selling general and administrative expenses do not reflect any potential reductions in costs in response to this change in the Company. These amounts are expected to be immaterial.

(B)	Reduction of assets and liabilities are as a result of the disposition of HHCS and includes cash of $0.7 million from the proceeds, less other estimated payments and costs related to the disposition ($1.6 million).